As Filed With the Securities and Exchange Commission on April 5, 2012

                                                     Registration No. 333-179505
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PINGIFY INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      7372
            (Primary Standard Industrial Classification Code Number)

                                   33-1223130
                        (IRS Employer Identification No.)

  Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB, T5J 1V9.
                   Telephone (780) 628-6867 Fax (780) 669-5859
   (Address and telephone number of registrant's principal executive offices)

                              Jason Gray, President
                           Pingify International Inc.
           c/o Resident Agents of Nevada 711 S. Carson Street, Suite 4
                            Carson City, Nevada 89701
                    Telephone (780)628-6867 Fax (780)669-5859
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                            Frederick C. Bauman, Esq.
                           Rosenfeld, Bauman & Forbes
                         401 N. Buffalo Drive, Suite 100
                               Las Vegas, NV 87145
                            Telephone (702) 386-8637
                               Fax (702) 385-3025

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
  Title of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock        25,000,000         $0.005         $125,000         $14.33
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.005 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
PRELIMINARY PROSPECTUS                      SUBJECT TO COMPLETION, DATED *, 2012
--------------------------------------------------------------------------------

                                   PROSPECTUS
                                  PINGIFY, INC.
                        25,000,000 SHARES OF COMMON STOCK
                                $0.005 PER SHARE
                                   NO MINIMUM

This is the initial offering of Common Stock of Pingify International Inc. (the "Company") and no public market exists for the securities being offered. The Company is offering for sale a total of 25,000,000 shares of its Common Stock on a "self-underwritten", "all or none" basis, which means our officers and directors will attempt to sell the shares and we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. The proceeds from the sale of the shares in this offering will be payable to Frederick C. Bauman, Attorney. All the subscription funds will be escrowed in the trust account pending placement of the entire offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.005 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Subscriptions, once received by the company, are irrevocable. The offering will end on ______________. (date to be added upon effectiveness).

The Law Offices of Rosenfeld, Bauman & Forbes has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Mr. Bauman is also acting as the Escrow Agent for this offering and is not an independent third party.

Pingify International Inc. is a development stage, start-up company with limited operations. The company has acquired the application, rights, domain name, IP and provisional patent related to the application Ping Me! from Jason Gray. As of March 8, 2012 the application became available in the iTunes store. This product has taken three years to develop. Any investment in the shares offered herein involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $0.005         $125,000            $0             $125,000

SUBSCRIPTION INFORMATION

Subscribers purchasing the shares should make checks payable to Law Office of Frederick C. Bauman, Trust Account IOTA and reference Pingify International Inc. Subscribers should also complete a Subscription Agreement, the form of which is attached as Appendix 10.1 to this prospectus. Additional copies of the Subscription Agreement may be obtained by writing or calling the Company at its office telephone number (780)628-6867.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
RISK FACTORS                                                                 5
FORWARD LOOKING STATEMENTS                                                  12
USE OF PROCEEDS                                                             13
DETERMINATION OF OFFERING PRICE                                             14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                               14
PLAN OF DISTRIBUTION                                                        15
DESCRIPTION OF SECURITIES                                                   16
INTEREST OF NAMED EXPERTS AND COUNSEL                                       17
DESCRIPTION OF OUR BUSINESS                                                 17
DESCRIPTION OF PROPERTY                                                     23
LEGAL PROCEEDINGS                                                           23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE      29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                29
EXECUTIVE COMPENSATION                                                      31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              33
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS    34
INDEMNIFICATION                                                             35
AVAILABLE INFORMATION                                                       35
FINANCIAL STATEMENTS                                                        35

                           PINGIFY INTERNATIONAL INC.
       Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB.

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the "Company" and "Pingify" refer to Pingify International Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Pingify International Inc. was incorporated in the State of Nevada on January 24, 2012. Pingify has acquired a lead-generation application that brings together buyers and sellers of goods and services. This will be achieved by the Company's app Ping Me! which became available in the iTunes store as of March 8, 2012.


We own our domain name www.PINGIFY.COM. As per our business plan, we currently have less than $10 in revenues from the sale of our app and no lead-generation payments from our partners ("Agents"). As of March 8, 2012, the application became available and we anticipate lead-generation revenues to begin within three months of the completion of the financing supplied by this offering. Currently, our President devotes approximately 40 hours a week to the business of the Company. Vlad Milutin, our Treasurer, is devoting approximately 10 hours per week. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus.


The administrative office of the Company is currently located at Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB, T5J 1V9. We plan to use these offices until we require a larger space. Our fiscal year end is January 31st.

THE OFFERING

Following is a brief summary of this offering. Please see the "Plan of Distribution" section for a more detailed description of the terms of the offering.

Securities Being Offered:         25,000,000 shares of common stock, par value
                                  $.001

Offering Price per Share:         $0.005

Offering Period:                  The shares are being offered for a period not
                                  to exceed 180 days, unless extended by our Board of Directors for an additional 90 days

Net Proceeds to Our Company:      $125,000

Use of Proceeds:                  We intend to use the proceeds to commence our
                                  business operations.

Number of Shares Outstanding
Before the Offering:              25,100,000

Number of Shares Outstanding
After the Offering:               50,100,000, if all the shares are sold

Our current officers and directors do not intend to purchase any shares in this offering.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of incorporation and banking costs.

                                                                As of
                                                          January 31, 2012
                                                          ----------------
BALANCE SHEET
Total Assets                                                  $ 25,076
Total Liabilities                                             $    715
Stockholder's Equity                                          $ 24,361

                                                    Period from January 24, 2012
                                                       (date of inception) to
                                                          January 31, 2012
                                                          ----------------
INCOME STATEMENT
Revenue                                                       $      0
Total Expenses                                                $    739
Net Loss                                                      $   (739)

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

Risks Related to our Business

THE COMPANY HAS LIMITED OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.


Because the Company has a limited operating history upon which an evaluation of its prospects can be based, its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to develop new and rapidly evolving technologies. To address these risks the Company must, among other things, continue to attract investment capital, respond to competitive factors, continue to attract, retain and motivate qualified personnel and commercialize and continue to upgrade the Pingify SaaS (software as a service). The Company's auditors have expressed a going concern qualification in their independent auditor's report to the Company dated February 10, 2012 relating to the Company's audited financial statements for the year ended January 31, 2012.


THE COMPANY WILL RELY ON A COMBINATION OF PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET LAWS AND CONFIDENTIALITY PROCEDURES TO PROTECT ITS PROPRIETARY RIGHTS.

Others may independently develop similar proprietary information and techniques or gain access to the Company's intellectual property rights or disclose such technology. The Company cannot assure that it will receive United States Patent and Trademark Office approval on its provisional patent application (#61/511,687) for its software product, that any patent or registered trademark owned by it will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted there under will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with the scope of the claims sought by the company, if at all. Furthermore, others may develop similar products, duplicate the Company's products or design around its patent. In addition, foreign intellectual property laws may not protect the Company's intellectual property rights. Litigation may be necessary to enforce the Company's patent and other intellectual property rights, to protect its trade secrets. Litigation could result in substantial costs and diversion of resources which could harm the Company's business and the Company could ultimately be unsuccessful in protecting its intellectual property rights. Further, the Company's intellectual property protection controls across global operations may not be adequate to fully protect them from the theft or misappropriation of the Company's intellectual property, which could adversely harm its business.

SHOULD THE COMPANY BE UNSUCCESSFUL AT RAISING SUFFICIENT FUNDS THE COMPANY MAY BE FORCED TO SEEK A BUYER FOR OUR BUSINESS OR ANOTHER ENTITY TO CREATE A JOINT VENTURE.

If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. To the extent that additional shares of Common Stock are authorized and issued in connection with a sale or joint venture, our stockholders could experience significant dilution of their respective ownership interests. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices, if any, for the Common Stock and could impair our ability to raise additional capital through the sale of equity securities.

WE ARE CURRENTLY DEFICIENT OF LIQUIDITY AND CAPITAL RESOURCES, WHICH COULD RESULT IN THE SUSPENSION OF OUR OPERATIONS IF NECESSARY FUNDING IS NOT AVAILABLE.

We are currently deficient of liquidity and capital resources and do not generate sufficient revenue to sustain our operations. We estimate that our current available cash will satisfy approximately twelve months of our operating cash flow requirements. We have minimal cash reserves and may be required to depend on monthly cash contributions from our majority shareholder, Mr. Jason Gray, to meet our obligations. There are no written agreements for the Company to repay these cash contributions, and we do not believe written agreements are necessary due to the time and effort Mr. Gray has invested in this venture. We expect to generate revenue during the year, minimizing our need for support from Mr. Gray; however, we will require capital to market our product and achieve our operating plan. There is no guarantee that Mr. Gray will make any contributions. We have not identified any other source of funding to meet the shortfall other than Mr. Gray; thus, without his support, we will likely go out of business.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.


We were incorporated on January 24, 2012 and we have not realized less than $10 in revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our software products and services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring operational expenses and generating limited revenues. We have generated less than $10 in revenue since our product was submitted to iTunes on March 8, 2012. We cannot guarantee that we will be successful in generating additional revenues in the future. Failure to generate revenues may cause us to go out of business.


We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar software product and service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of a customer base; pricing changes by the Company or our competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

BECAUSE WE ARE SMALL WE DO NOT HAVE AN AUDIT COMMITTEE AND WE DO NOT HAVE ADEQUATE DISCLOSURE CONTROLS AND PROCEDURES (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

Because our Board of Directors is comprised of Mr. Jason Gray, Mr. Vlad Milutin and Ms. Panayota Baris, none of which has a professional background in finance or accounting, we do not have an audit committee financial expert on our board of directors to evaluate the effectiveness of the Company's adequate disclosure controls and procedures. While the Board of Directors has determined the controls to be ineffective due to the lack of segregation of duties, their evaluation was limited in scope. However, until the Company receives additional funding they are unable to remedy the weakness and any others which may come to light in a full evaluation as is required to be performed and disclosed in our second annual report as a reporting company.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our software products and services. We intend to generate revenue through the sale of our software products and services. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of acceptance of our software products and services; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and general economic conditions. If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results.

KEY MANAGEMENT/CONSULTANT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our three Directors and two Officers, their departure or the loss of other key Consultant personnel in the future could have a material adverse effect on our business. We do not maintain key person life insurance on our officers or directors.

MR. MILUTIN, THE CHIEF FINANCIAL OFFICER AND A DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME HE MAY HAVE. THIS COULD RESULT IN A CONFLICT OF INTEREST AND HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY.

We have not formulated a plan to resolve any possible conflict of interest with Mr. Milutin's other business activities. In the event he is unable to fulfill any aspect of his duties to the Company or we are required to search for a replacement for Mr. Mulutin we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SOFTWARE PRODUCTS AND SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our software products and services successfully to prospective customers. However, our planned software products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our software products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on providing our software products and services, the software products and services may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) obtaining orders from our customers, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, our growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of our operations.


Since inception on January 24, 2012 to January 31, 2012, we have spent a total of $739 on start-up expenses. We have generated less than $10 in revenue from business operations. All proceeds currently held by us are the result of sales of common stock to a related party.


IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our software products and services. Competitors may enter this sector with superior software products and services and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

Our three major competitors in the industry are NearByNow, AdMob and JumpTap (See Competition page 21).

SINCE ONE OF OUR OFFICERS AND DIRECTORS CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK AND WILL OWN 50.1% UPON COMPLETION OF THE OFFERING, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR CURRENT OFFICERS AND DIRECTORS, OR THEIR SUCCESSORS.

Jason Gray, an Officer and Director of the Company, owns 25,100,000 shares our common stock, representing 100% of our outstanding stock. After this offering is completed, it will represent 50.1% of our outstanding shares. As a result, he will still have control and be able to choose other directors. His interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations.

RISKS RELATED TO OUR FINANCIAL CONDITION

THERE IS UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated February 13, 2012, our auditors have expressed an opinion that doubt exists as to whether we can continue as an ongoing business. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment. Because we have been issued an opinion by our auditor that doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS RELATED TO THIS OFFERING

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a quotation on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby becomes a "reporting issuer" under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to
Section 16 of the Exchange Act

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans, however, no alternative financing sources have been identified at this time.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE POST OFFERING BOOK VALUE PER SHARE.


We have limited operating history, nominal assets and less than $10 earnings since our product was submitted on iTunes March 8, 2012. Therefore, the price of the offered shares is not based on any data or analysis. Other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of January 31, 2012, our most recent financial statement date.


The arbitrary offering price of $0.005 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.005. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering. However, there is no guarantee that the shares will ever be quoted on an OTC quotation system. The issuer may experience difficulties in selling its shares in the event the company's shares are quoted on the OTCBB prior to completing of the offering and selling shareholders are able to dispose of their shares at market prices that fall below the fixed price.

BECAUSE WE HAVE 75,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 75,000,000 authorized shares, of which only 25,100,000 are currently issued and outstanding and only 50,100,000 will be issued and outstanding after this offering terminates, if it is successful. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS

We have committed to use the proceeds raised in this offering for the uses set forth in the "Use of Proceeds"section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

PINGIFY INTERNATINAL'S ATTORNEY FRED BAUMAN IS ALSO ACTING AS THE ESCROW AGENT FOR THIS FINANCING, WHICH COULD CREATE A POTENTIAL CONFLICT OF INTEREST.

The Company's attorney, Fred Bauman, is acting as the escrow agent for this financing; therefore, he can not be considered an independent third party escrow agent. In the event of a dispute between the investor and Pingify International Inc., the escrow agent may not act in an unbiased manner due to the fact that the escrow agent is also the company counsel. While this could, in theory, pose a conflict of interest between the Company and investors, no financing funds shall be forwarded to the Company until such time the financing is fully subscribed, placed in escrow and all subscription agreements and related documents are in order. Should the company fail to raise the full amount of this financing; all funds will be remitted back to the investors in full. In the event of a dispute with regards to escrow, the agent will endeavour to act in a neutral manner. The investor should not invest in the company if these risk factors are a concern.

                           FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

     * trends affecting the Company's financial condition, results of operations or future prospects
     *    the Company's business and growth strategies
     * the factors that we expect to contribute to our success and our ability to be successful in the future
     *    our business model and strategy for realizing positive sales results
     * competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
     *    expenses
     * our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
     * the impact of new accounting pronouncements on our financial statements
     * that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
     *    our market risk exposure and efforts to minimize risk
     * our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     * that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
     * expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

     * the Company's inability to raise additional funds to support operations and capital expenditures
     *    the Company's inability to effectively manage its growth
     * the Company's inability to achieve greater and broader market acceptance in existing and new market segments
     * the Company's inability to successfully compete against existing and future competitors
     * the effects of intense competition that exists in the software industry
     *    the economic downturn and its effect on consumer spending
     * the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
     * the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
     * the effects of energy price increases on our cost of operations and our revenues
     * financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry and
     * other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

                                 USE OF PROCEEDS

If all the shares are sold the gross proceeds from this offering will be $125,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

                  Proceeds to Us:                     $125,000

                  Accounting                          $  8,000
                  Legal                               $  4,800
                  Advertising/Marketing               $ 12,000
                  SEC Fliling related Costs           $  3,500
                  Insurance                           $  2,000
                  Server Cloud / Collocation          $ 16,000
                  Office Supplies                     $    500
                  Travel                              $  2,000
                  Rent                                $    950
                  Telephone/Fax                       $    200
                  Development / Wages                 $ 48,000
                  Consultants                         $ 12,000
                  Management Fees                     $ 12,000
                  Dues/Subs/Licences                  $  2,000
                  Working Capital                     $  1,050

Additional expenses related to this offering will be paid using current assets of the Company. The cash balance at January 31, 2012 is $25,076. Costs associated with this offering are estimated as follows: Legal $1,000, Audit/Accounting $6,000, EDGAR $1,500, Transfer Agent Fees $1,000, SEC Registration Fee $14, Miscellaneous and banking $486.

There is no guarantee we will be able to sell the shares being offered in this prospectus. If we do not close the offering upon the sale of all the shares we may be unable to complete our plan of operations our business could fail.

                         DETERMINATION OF OFFERING PRICE

The offering price of $0.005 per share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2012, the net tangible book value of our shares was $24,361 or approximately $.001 per share, based upon 25,100,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $125,000, the net tangible book value of the 50,100,000 shares to be outstanding will be $149,361, or approximately $.003 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (25,100,000 shares) will be increased by $.002 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.005 per Share) of $.002 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

After completion of the offering, the existing stockholder will own 50.1% of the total number of shares then outstanding, for which he will have made a cash investment of $25,100, or $.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 49.9% of the total number of shares then outstanding, for which they will have made a cash investment of $125,000, or $.005 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to January 31, 2012:

     Price Paid per Share by Existing Stockholder                  $ .001
     Public Offering Price per Share                               $ .005
     Net Tangible Book Value Prior to this Offering                $ .001
     Net Tangible Book Value After this Offering                   $ .003
     Increase in Net Tangible Book Value per Share Attributable
      to cash payments from purchasers of the shares offered       $ .002
     Immediate Dilution per Share to New Investors                 $ .002

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder        $ .001       25,100,000        50.1%         $ 25,100

     Investors in
     This Offering      $ .005       25,000,000        49.9%         $125,000

                              PLAN OF DISTRIBUTION

SHARES IN THE OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Jason Gray, Vlad Milutin and Panayota Baris, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Any investor who wishes to subscribe for shares in this offering, should execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the Escrow Agent, the Law Office of Frederick C. Bauman, Esquire, 401 N. Buffalo Drive, Suite 100, Las Vegas, NV 89145. The final determination of when all the shares have been sold and the Offering is closed will be based upon our escrow agent, the Law Office of Frederick C. Bauman, Esquire, reviewing the records of the depository institution holding the escrow to verify that that the funds have cleared the interbank payment system as reflected in the recolds of the insured depository institution.

None of our officers and directors will register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
          (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.005 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

DEPOSIT OF OFFERING PROCEEDS

The proceeds from the sale of the shares in this offering will be payable to Law Office of Frederick C. Bauman, Esquire, Escrow Account ("Escrow Account") and will be deposited in a non-interest bearing bank account at Wells Fargo. The final determination of when all the shares have been sold and the Offering is closed will be based upon the Escrow Agent reviewing the records of the depository institution holding the Escrowed Funds to verify that that the funds have cleared the interbank payment system as reflected in the records of the insured depository institution and will notify the ISSUER that the Offering is complete. All subscription funds will be held in the Escrow Account pending completion of the offering and no funds shall be released to Pingify International, Inc. until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty
(180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees, within 3 days from the termination of the Offering. The fee of the Escrow Agent is $800.00, which has been paid as a retainer to the Escrow Agent.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to Frederick C. Bauman, Attorney, 401 N. Buffalo Drive, Suite 100, Las Vegas, NV 89145. Failure to do so will result in checks being returned to the investor, who submitted the check. Wire transfer instructions are also available upon request. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions, in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

VOTING RIGHTS

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is complete and presuming all the shares are sold, the present stockholder will own 50.1% of our outstanding shares and the purchasers in this offering will own, in the aggregate, 49.9% or our outstanding shares. Stockholders have no pre-emptive rights.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to January 31, 2012, included in this prospectus, have been audited by De Joya Griffith & Co., LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Rosenfeld, Bauman & Forbes has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION


Pingify International Inc. was incorporated in the State of Nevada on January 24, 2012. We are still in the development stage with limited operations and less than $10 in revenue from the download of our product on iTunes. We have been issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our 12-month budget is based on minimum operations which will be completely funded by the $125,000 we intend to raise through this offering. We anticipate lead-generation revenues within 90 days after the completion of this offering. As of March 8, 2012, the application became available in the iTunes store and has generated less than $10 in revenue. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We cannot however guarantee that we will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. We may be required to raise additional funding or apply for loans in the next 12 months, however we have no plans to do so at this time.


PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

Pingify will be a buyer directed lead generation system that collects the buyer's needs through its notification iTunes app called PING ME!. By obtaining buyers' expressed needs with our notification application, Pingify will be able to accumulate a lead database that presents businesses or individual sellers to potential buyers. By allowing the sellers to hand pick their target buyers, Pingify's propriety notification gateway can directly connect the buyer to the seller.

We will achieve this using the Pingify SaaS (software as a service). We hope to offer a process that is more unique and efficient by giving the seller direct access to the buyer using highly targeted notifications (or "Branded Pings"). Branded Pings allow the Seller to send notifications tailored specifically for a single buyer or a set of buyers, which ultimately reduces the Seller's cost of sales and increases conversion rates.

As an example, we are working with a leading auto classified site to provide a means for their dealers to deliver Branded Pings to our users, once we have users of our app. Our users will have given us the information for the types of vehicles they are currently seeking. With this information, we will provide a targeted lead generation system to the dealers. The user only gets Pings for vehicles they are looking for and the dealer only pays for Pings sent to users that are requesting them.

Many websites notify its users when data changes, but this typically entails signing up at each site and then managing each data stream. The data stream is usually in the form of emails and "all or nothing", forcing the user to receive information whether it is relevant to them or not - often leading to what is termed "data fatigue". Furthermore, once registered, it is also almost impossible to stop this data stream. Pingify's goal is to fix this problem.

THE PINGIFY SOLUTION

Pingify has acquired what it has termed a PERSONAL INTERNET NOTIFICATION GATEWAY ("P.I.N.G."). This proprietary gateway (which is provisionally patented) is a unique, two-way, notification system designed specifically to provide a user with timely and relevant information.

The P.I.N.G GATEWAY can deliver notifications, termed "PINGS", which will be received through Pingify's consumer product branded PING ME! application. Ping Me! utilizes the P.I.N.G. gateway and will be be viewable using a variety of methods:

     1)   SMARTPHONE APPLICATIONS
          a. PINGS will be viewed and managed via a smartphone client, in real-time and utilizes user input as to the specific products they are interested in.

     2)   SOCIAL NETWORKS
          a. An embedded version of the application that will run in social networks like Facebook. This version of PING ME! will have limited functionality such that it will entice the user to buy the mobile version.

PING ME! APPLICATION

PING ME! will display the PINGS via an easy-to-use application. The application is designed to allow the user to "set and forget" requests. PING ME!'s AGENTS (programs that mine the data) continually monitor the website and delivers PINGS to the user only if the product matches what the user seeks.

Some of the features and benefits of PING ME! to potential users are:

     1) The system will allow delivery of only the information the user has requested.
     2) The information provided will be brief and in a very direct, concise manner allowing the user to determine if they want to click on the PING to get additional detail.
     3) The system will be "set and forget", so the Agent programs will do the work in the background eliminating the need for constant searching of websites and emails.

     4) The PINGS will be specific to the users wants and needs where email notification systems typically are very vague, and often highly repetitive leading to "information fatigue". We believe PINGS will result in a more positive response and engaged user.

INTEGRATION WITH VENDORS

Using our "Branded Pings" notification solution, Vendors will be able to easily and directly link consumers to specific product information and offerings. We believe this is highly valuable in an environment where online marketing success is measured in new users, minutes on a website, "click-throughs" and conversion rates. Vendor's that utilize Pingify's "Branded Ping" solution will also benefit from being introduced to new users through the preexisting users of the PING ME! application.

HOW DOES THE PING ME! APPLICATION AND BRANDED PINGS WORK TOGETHER?

The Ping Me! application and the Branded Pings will work together to provide the conduit such that once Consumers have indicated their needs we can send them Vendors product offerings that match their profile.

As noted, the PING ME! application is designed to allow users to create, edit or delete "REQUESTS". The full sales cycle (from a consumer perspective) with the PING ME! system will be as follows:

     1) A REQUEST is a fillable form with a series of filters set by the user. These filters can be set "on-the-fly" from the mobile device.
     2) This REQUEST is then compared to the database which houses all of the Vendor's product offerings.
     3) If new data has appeared in the system that matches the REQUEST, a PING is delivered to the user.
     4) The PING contains a brief description of the specific product the user has requested.
     5) If the brief description is of interest, the user can then "click though" the PING to be linked back to a mobile version of the Vendor's eCommerce site to get more detail on the offering.
     6)   The user then has the option to purchase the new item.


WHAT IS THE VALUE FOR THE VENDOR?

The key values for any Vendor are:

     1) Ping's will allow two-way communications initiated by the consumer (consumers indicate their needs and Vendors provide their offers). As noted, email notification systems are one-way only, typically very vague, and often highly repetitive leading to the consumers "information fatigue". Pings will be specific to the user's wants and needs resulting in more positive response to the PING ME! notifications and greatly improves the chances of a sale.
     2) The ability to re-connect with current customers will drive them back to the site with highly focused product promotions, which improve user retention rates.
     3) Expansion of user base because Vendors gain access to all the future users of PING ME! network; many of who are not within their current network. If a notification matches a profile of a user of PING ME!, they too will be notified of the offer. Because the offer will match the user's profile, it will not be considered unwanted solicitation. This will give the Vendor's product increased visibility by being in a network of millions of users.
     4) To send highly focused "BRANDED PINGS". Pingify will provide the Vendor analytics of specifically what an individual consumer group is currently looking for in the area. The Vendor can then tailor a "branded" offering specifically for that group of users. We believe conversion rates of Branded Pings are significantly higher than any other types of online offering.

TECHNICAL OVERVIEW

PING ME! is located in a highly redundant cloud network and written using Ruby. We have developed a scalable solution that can process a large amount of real-time data. Pingify is confident it will be able to handle almost any data volume a Vendor presents.

DISTRIBUTION METHODS

TWO STAGE STRATEGY

With the release of the PING ME! application, Pingify will begin building a database of consumer product demands. With this information in hand, we will be at a stage where we are able to integrate with web sites and marketing companies to provide them the network to access these consumers directly with focused marketing campaigns.

STAGE 1 - DEVELOPING AN ONLINE USER BASE

As of March 8, 2012 the PING ME! application became available in the iTunes store in both Canada and the US. The first module will focus solely on the world's largest free bulletin board website - Craigslist. Once we received funding our plan is to:

     * Support the application with an online marketing campaign through articles, blogs and social marketing as well as a launch of a Facebook embedded application and "free" version of the iPhone application;
     *    Add additional Agents, (ie. Beyond.com, Auto Trader, Kijiji) to PING
          ME!;
     * Improve the functionality of the application based on user replies and responses, and;
     *    Optimize the back-end servers.

STAGE 2 - DIRECT INTEGRATION WITH VENDORS

ONGOING SERVICE FEES

Once implemented, there will be 3 specific ongoing revenue streams associated with the BRANDED PINGS PRODUCT:

     1)   Pings (or Impressions)
     2)   Clicks (actual reads of the data)
     3)   Purchases

PINGS

A Ping is considered a delivered advertisement to the end user and will be treated similar to an impression as charged by various online marketing services (ie AdSense, AdMob, etc). A Ping will be a highly targeted impression that has been specifically requested by the user. For the initial stages of this project, we intend to keep impression costs close to industry standards which are $.008 per impression cost.

CLICKS

Clicks are considered valid when the user is sent back to the client's network and where the Ping is read, but not acted on. The marketplace values the cost per click at $0.08.

PURCHASES

The ultimate goal is to get the user to purchase an item. If the user purchases an item due the click-through on the Ping Me! system, then Pingify would charge the Vendor a fee of approximately 10% of the purchase value.

MARKETING

We plan on targeting the classified market (Craigslist, Kijiji, eBay Classifieds). People would be able to use our application to get notified on items they are looking for on Craigslist. We also plan to pitch the technology to leading auto classified sites.

We believe Pingify is positioned to take a central role in contextual and targeted notifications. The goal is to create a large user base and integrate with key vendors. We expect to integrate 4 vendors over the 12 months following completion of our offering and 12 vendors in the following 24 months.

KEY GROWTH / VALUE CREATION

     1) To grow our use base to 100,000 in 12 months bringing value to the vendor (user base = qualified leads = sales)
     2) By integrating with key vendors, Pingify plans to increase user retention and conversion rates, thereby monetizing "Pings"
     3) We believe growing the user base and capitalizing on vendor adoption will establish a market demand for "Pings". This will result in a higher valuation for Pingify.

MARKETING - USER AND VENDOR ACQUISITION

The following are the specific steps of our online marketing strategy to attract a larger user base:

     1)   Integration with web site, email marketing infrastructure
     2)   Branded Pings (For Vendor Integration)
     3) Facebook App / Ping Me! Lite - designed to compel sales for full application

BEYOND.COM AGREEMENT

On March 13, 2012 we signed an agreement with Beyond.com, a premier Career Network focused on helping people grow and succeed professionally by connecting job seekers and employers through 70 unique career channels and 3,000 industry and regional communities. The basic terms of the agreement are as follows:

     1.   Beyond.com will pay PINGIFY INTERNATIONAL INC. $.05 per click.
     2. Beyond.com, at its discretion, may raise or lower this daily cap at any time by delivering notice to Client through electronic means.
     3. Beyond.com would provide API access to PINGIFY INTERNATIONAL INC. to integrate into PINGIFY INTERNATIONAL INC.'s job search results.
     4. Beyond.com will provide one or more API keys to track unique registrations from PINGIFY INTERNATIONAL INC.
     5. Total clicks will be tracked by Pingify. All monthly payments will be delivered monthly and will be based on Pingify's tracking information.
     6. Either party may terminate for any reason with 24 hours notice through electronic or written communication.

COMPETITION

As the mobile market has grown dramatically since the launch of the iTunes App Store in 2008, many companies have entered into this space to try and connect the buyer with the vendor. Location based applications are merging with advertising models to try and get people into brick and mortar stores.

Pingify has identified various competitors who would be considered competition or potential competition to the Ping Me! SaaS. At this time, we have found some products that have pieces of Pingify's offering, but do not have the full service model and communication system that Pingify has developed. Also, many are focused on complex algorithms to try and guess consumer wants and needs. Ping Me! eliminates the guess work and we have created a unique way to get products to users.

Below is a sample of companies in the mobile advertising space:

NEARBYNOW (www.nearbynow.com)

ADMOB (www.admob.com)

JUMPTAP (www.jumptap.com)

SOURCES AND AVAILABILITY OF PRODUCTS

As of March 8, 2012, the PING ME! application became available in the iTunes store in both Canada and the US. We are also developing a Facebook version of the application that will be available to anyone with an account.

PATENTS AND TRADEMARKS

The Company has applied for a provisional patent (Application #61/511,687) with the United States Patent and Trademark Office for its software product. There is no guarantee that any patent or registered trademark owned by the Company will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted there under will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be issued with the scope of the claims sought by the company, if at all. Litigation may be necessary to enforce the Company's patent and other intellectual property rights, to protect its trade secrets. Litigation could result in substantial costs and diversion of resources which could harm the Company's business and the Company could ultimately be unsuccessful in protecting its intellectual property rights. Further, the Company's intellectual property protection controls across global operations may not be adequate to fully protect them from the theft or misappropriation of the Company's intellectual property, which could adversely harm its business.

GOVERNMENT APPROVAL

We do not require any government approval for our services. As an online business, our business will not be subject to any environmental laws.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date. We plan to spend funds on research and development activities in the future development of our software, integration and services.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as work is done solely on a contractual basis. These contractors include programmers, sale & marketing experts and website developers. Jason Gray, our President and Vlad Mulutin our Treasurer, currently provide their services on a consultant basis. At this time, they are responsible for all aspects of our business. If we receive the proceeds from our offering, we have allocated $1,000 a month in management fees to Mr. Gray. We plan to hire an employee on a contractual basis in the near uture to help manage and assist clients with the usage of the app and our services. We have also allocated from the proceeds $48,000 for Development (Programmers) and $12,000 for Advertising/Marketing (Sales & Marketing).

                             DESCRIPTION OF PROPERTY

The administrative office of the Company is currently located at Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB, T5J 1V9. Pingify currently employs a shared corporate office space including a communal front-desk receptionist, secretarial services, telephone answering and mail delivery services. The facilities include large and small boardrooms and private offices available on an hourly or daily fee basis, secure mailboxes for physical address deliveries, and an overall professional corporate atmosphere. Rent costs $79.00 per month.

We consider our current principal office space arrangement adequate but plan to lease a larger office space upon hiring any full-time employees.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock quoted on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     a. contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

SHARES AVAILABLE FOR FUTURE SALE

Upon completion of this Offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 50,100,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 25,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 25,100,000 restricted shares of common stock then outstanding are owned by Jason Gray, an officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

PUBLIC FLOAT

Of our outstanding shares, 25,100,000 shares are beneficially owned by an officer and director.

RULE 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

     *    1% of the number of shares of common stock then outstanding, or

     * the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus, we have one stockholder of record.

REPORTS

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and un-audited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The Company's stock transfer agent is Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Pingify International Inc. was incorporated in the State of Nevada on January 24, 2012. Pingify has acquired a lead generation software application that brings together buyers and sellers of goods and services. This will be achieved by the Company's Ping Me! app which became available in the iTunes store as of March 8, 2012. By obtaining a buyers' expressed needs with our notification application, Pingify will be able to accumulate a lead database that presents businesses or even individual sellers to potential buyers. By allowing the sellers to hand pick their target buyers, Pingify's propriety notification gateway can directly connect the buyer to the seller.


We are a development stage company with limited operations and less than $10 in revenues from the download of our Ping Me! app. Our limited start-up operations have consisted of the formation of our Company, the acquisition of our app, related IP and website, development of our business plan and identification of our target market. Our website, www.PINGIFY.COM, is currently under development. Per our business plan we anticipate lead-generation revenues within three months of the completion of the financing supplied by this offering and iTunes app download revenues to commence now as the Ping Me! app became available as of March 8, 2012. Currently our President devotes approximately 40 hours a week to the business of the Company. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus. Vlad Mulutin our Treasurer, will be devoting approximately 10 hours per week.


The administrative office of the Company is currently located at Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB T5J 1V9. We plan to use these offices until we require larger space.

RESULTS OF OPERATIONS


We have generated less than $10 revenue since our product was submitted to iTunes on March 8, 2012 and have incurred $739 in miscellaneous expenses from inception through January, 2012. The following table provides selected financial data about our Company for the period from the date of incorporation through January 31, 2012. For detailed financial information, see the financial statements included in this prospectus.


                     Balance Sheet Data:          01/31/2012
                     -------------------          ----------

                     Cash                          $25,076
                     Total assets                  $25,076
                     Total liabilities             $   715
                     Stockholder's equity          $24,361

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the Company funds to complete the registration process.

GOING CONCERN

In our audited financial statements as of January 31, 2012 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12-month budget is based on minimum operations which will be completely funded by the $125,000 we intend to raise through this offering. As of March 8, 2012, the application became available in the iTunes store and we anticipate lead-generation revenues within three months of the completion of the financing supplied by this offering.

PLAN OF OPERATION

At present management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential customers as well as the continuation of the development of the software and services for the purpose of the integration of customers into the Pingify service.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after our Registration Statement is declared effective by the Securities and Exchange Commission. We intend to concentrate all our efforts on raising capital during this period.

Once we have completed our offering, our specific business plan for the twelve months thereafter is as follows:

SOFTWARE APPLICATION UPDATES AND CHANGES TO ACCOMMODATE BEYOND.COM

Pingify - Beta 1 (1st quarter after funding)
     * This version will include application tie-in to the main server database
     * Implement multi-city search, allowing requests to search in multiple cities simultaneously
     *    Improving the look and feel of the application

Pingify - Beyond.com Integration (1st and 2nd quarter after funding)
     * Full integration of Beyond.com job searches from the Ping Me! mobile app to servers that do the data processing

Pingify - Beta 2 (1st and 2nd quarter after funding)
     *    Improve user experience based upon feedback

Pingify iTunes Connect Support Site (3rd quarter after funding)
     *    Redesign of app support page
     *    Improve customer support and communications/updates to the customer

Pingify Version 2 App Submission (3rd and 4th quarter after funding)
     *    Submit improved and finalized version to iTunes
     * Ideal release will have Multi-city search, Beyond.com integration, Facebook and Twitter integration

BEGIN MARKETING AND SALES EFFORTS

TWO STAGE STRATEGY

With the release of the PING ME! application, Pingify will build a database of consumer product demands. Once the database is built, we expect to be able to integrate with web sites and marketing companies to provide them the network to access these consumers directly with focused marketing campaigns.

STAGE 1 - DEVELOPING AN ONLINE USER BASE

As of March 31, 2012 the PING ME! application became available in the iTunes store in both Canada and the US. This version focuses solely on Craigslist, the world's largest free bulletin board website. Our plan is to:

     * Support the application with an online marketing campaign through articles, blogs and social marketing as well as a launch of a Facebook embedded application and "free" version of the iPhone application
     *    Add additional Agents, (e.g. Beyond.com, Auto Trader, Kijiji) to PING
          ME!
     * Improve the functionality of the application based on user replies and responses
     *    Optimize the back-end servers.

STAGE 2 - DIRECT INTEGRATION WITH VENDORS

ONGOING SERVICE FEES

Once implemented, there will be 3 specific ongoing revenue streams associated with the BRANDED PINGS PRODUCT:

     1)   Pings (or Impressions)
     2)   Clicks (actual reads of the data)
     3)   Purchases

PINGS

A Ping is considered a delivered advertisement to the end user and will be treated similar to an impression as charged by various online marketing services (ie AdSense, AdMob, etc). A Ping will be a highly targeted impression that has been specifically requested by the user. For the initial stages of this project, we intend to keep impression costs close to industry standards which are $.008 per impression cost.

CLICKS

Clicks are considered valid when the user is sent back to the client's network and where the Ping is read, but not acted on. The marketplace values the cost per click at $0.08.

PURCHASES

The ultimate goal is to get the user to purchase an item. If the user purchases an item due the click-through on the Ping Me! system, then Pingify would charge the Vendor a fee of approximately 1% of the purchase value.

Based on raising $125,000 from our offering, we have budgeted the following amounts over the 12 months following the successful completion of thie offering:

                  Proceeds to Us:                     $125,000

                  Accounting                          $  8,000
                  Legal                               $  4,800
                  Advertising/Marketing               $ 12,000
                  SEC Fliling related Costs           $  3,500
                  Insurance                           $  2,000
                  Server Cloud / Collocation          $ 16,000
                  Office Supplies                     $    500
                  Travel                              $  2,000
                  Rent                                $    950
                  Telephone/Fax                       $    200
                  Development / Wages                 $ 48,000
                  Consultants                         $ 12,000
                  Management Fees                     $ 12,000
                  Dues/Subs/Licences                  $  2,000
                  Working Capital                     $  1,050

These amounts may be adjusted based upon sales and revenue.

SUMMARY

In summary, we will begin putting together a database of potential customers as well as the continuation of the development of the software and services for the purpose of the integration of customers into the Pingify service. We anticipate lead-generation revenues within three months of the completion of the financing supplied by this offering and as of March 8, 2012, the application became available in the iTunes store. Until we have reached a critical level of Pings we do not believe our operations will be profitable. If we are unable to attract enough users to download our app, we may have to suspend or cease operations. If we are unable to attract enough lead-generation vendors, we may have to cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

If the shares are not fully sold, the financing is not closed and raised funds are returned to investors, the company's implementation of the business plan would be materially affected. We would be forced to drastically reduce expenses by cutting programmers, sales & marketing experts and website developers who are currently working on an outside contractor basis using currently available funds, until other funding could be secured. Assuming no other funding is secured, it is highly unlikely that the Pingify application will be able to be completed for Beyond.com, thus limiting a large portion of our expected revenue.

RESULTS OF OPERATIONS

FROM INCEPTION ON JANUARY 24, 2012 TO JANUARY 31, 2012


As of the date of this prospectus, we have generated less than $10 revenues from our business operations.

Our loss since inception is $739. We have commenced limited operations and had no revenues as of January 31, 2012. As of March 8, 2012, the application became available in the iTunes store and we have generated less than $10 in revenue since it became available for download. We expect to see lead-generation revenues from Agents within the first 90 days after we complete this offering.


LIQUIDITY AND CAPITAL RESOURCES

Since inception, we sold 25,100,000 shares of common stock to one of our officers and directors for $25,100. As of January 31, 2012, our total assets were $25,076 and our total liabilities were $715.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL


There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated less than $10 in revenues since our product was submitted to iTunes on March 8, 2012. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources and possible cost overruns due to price and cost increases in services and products.


We have no assurance that future financing will be available to us on acceptable terms or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing stockholders.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

REVENUE RECOGNITION

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

     Name and Address             Age                   Position(s)
     ----------------             ---                   -----------

     Jason Gray                   41                 President, Secretary,
     1707-9741 110th Street NW                       Chief Executive Officer,
     Edmonton, AB                                    Director
     T5K 2V8  Canada

     Vlad Milutin                 48                 Treasurer
     3832 Sequoia Creek Court                        Chief Financial Officer
     San Jose, CA  95121                             Director

     Panayota Baris               54                 Director
     Averof 39
     Argyroupoli, 16542, Greece

Mr. Gray and Mr. Mulitin have held their offices/positions since the inception of our Company and Ms. Baris joined the company in March 2012. All are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors named above are our only officers, directors, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

JASON GRAY has been President, CEO, Secretary and Director of Pingify International from January 2012 to the present. From 2009 to January 2012 Mr. Gray has been focusing his attention on the Mobile/Online Market and developing the code base that is now part of Pingify International. Mr. Gray worked as a full-time independent contractor for Deluxe Inc., a post production facility for film and television, as a senior systems administrator between February 2011 to January 2012. Mr. Gray worked for Luximation Films, an independent film production company, as an independent contractor providing system integration and backend server support from August 2009 to February 2011. From January 2003 to August 2009, Mr. Gray was the IT Manager for Bardel Entertainment. Mr. Gray has over 14 years experience in Operating System Management. Mr. Gray was awarded Computer World Laureate in 2006 for his work on iSCSI SAN infrastructures. Mr. Gray attended the University of Western Ontario and also obtained CCNA certification.

VLAD MILUTIN has been the Treasurer, CFO and Director of Pingify International from January 2012 to the present. From February 2012 to the current he has been Director of Strategic Partners for National and Regional Vars, SI's, Carriers, ODM's and Mobile Application ISV's for Good Technology. Responsibilities include recruiting, sales enablement and revenue productivity of strategic partners. From April 2011 to February 2012, Mr. Milutin was Director of Business Development of MobileIron, a Mobile Device Management company located in Mountain View, CA. From November 2010 to January 2012 he was assisting Jason Gray with the Pingify project. From November 2010 to April 2011, Mr. Milutin was an independent consultant to Cloud IaaS, located in Sacramento, CA. From February 2010 to October 2010, Mr. Milutin was Director of Sales and Market Development for Joyent Inc., a Cloud IaaS company located in San Francisco, CA. From May 2008 to February 2010, Mr. Milutin was Director of Business Development for Seagate Services, a Seagate Technology Cloud Back-up company located in Santa Clara, CA. From September 2007 to May 2008, Mr. Milutin was Director of Business Development and Sales for Nexsan Technology, a Hardware and Software Manufacturer of SAN and NAS Storage company located in Thousand Oaks, CA. From August 2006 to September 2007, Mr. Milutin was Western Regional Director of Sales for Hitachi Data System/Archivas, a Hardware and Software Manufacturer of Object Based Storage company located in Santa Clara, CA.

Mr. Milutin earned a Bachelor's Degree in Communication from Santa Clara University, in Santa Clara, California in June 1986.

PANAYOTA BARIS has been a Director of Pingify International from March 2012 to the present. From March 2008 to the present she has been self-employed in Aesthetics in Athens, Greece. From September 2004 through March 2008 she was head of Aesthetics at Divani Apollon Spa in Athens, Greece.

During the past ten years, Mr. Gray, Mr. Milutin and Ms. Baris have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Gray, Mr. Milutin or Ms. Baris was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gray, Mr. Milutin, or Ms. Baris' involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CORPORATE GOVERNANCE

We do not have a compensation committee and we do not have an audit committee financial expert. We do not have a compensation committee because our Board of Directors consists of three directors and we do not pay any compensation at this time. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive in the circumstances of our Company. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

We are not aware of any conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation for their services during the development stage of our business operations. They may be reimbursed for any out-of-pocket expenses that they incur on our behalf. If we receive the proceeds from our offering, we have allocated $1,000 a month in management fees to Mr. Gray. In the future, we may approve payment of salaries for officers and directors. We also do not currently have any benefits, such as health or life insurance, currently available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Jason Gray,     2012     0          0          0           0           0             0            0          0
President,
CEO, and
Director

Vlad Milutin,   2012     0          0          0           0           0             0            0          0
Treasurer,
CFO and
Director

Panayota        2012     0          0          0           0           0             0            0          0
Baris,
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------

Jason          0              0              0           0           0           0            0           0            0
Gray

Vlad           0              0              0           0           0           0            0           0            0
Milutin

Panayota       0              0              0           0           0           0            0           0            0
Baris

                             DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Jason Gray          0          0          0             0               0               0             0

Vlad Milutin        0          0          0             0               0               0             0

Panayota Baris      0          0          0             0               0               0             0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with Mr. Gray or Mr. Milutin.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

 Name and                       No. of        No. of
Address of                      Shares        Shares     Percentage of Ownership
Beneficial                      Before        After         Before       After
  Owner                        Offering      Offering      Offering    Offering
  -----                        --------      --------      --------    --------

Jason Gray                   25,100,000     25,100,000       100%        50.1%
1707-9741 110th Street NW
Edmonton, AB  T5K 2V8

Vlad Milutin                          0              0         0%           0%
3832 Sequoia Creek Ct.
San Jose, CA  95121

Panayota Baris                        0              0         0%           0%
Averof 39
Argyroupoli, 16542, Greece

All Officers and
 Directors as a Group        25,100,000     25,100,000       100%        50.1%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 25,100,000 shares have been issued to the existing stockholder, all of which are held by Jason Gray, an officer and director, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal stockholder does not have any plans to sell his shares at any time after this offering is complete.

                       TRANSACTIONS WITH RELATED PERSONS,
                      PROMOTERS AND CERTAIN CONTROL PERSONS

On January 24, 2012 the Company issued a total of 25,100,000 shares of common stock to Mr. Gray for cash at $0.001 per share for a total of $25,100.

On February 10, 2012 Jason Gray assigned to Pingify International all his interest in the United States, Canada and in all other countries in and to, to the domains PINGIFY.COM and PINGIFY.NET and ALL RELATED PING ME! SOFTWARE CODE AND his invention relating to a Real Time Online Searching, as fully described and claimed in his United States provisional application for a patent for such invention, filed July 26, 2011, Serial No. 61/511,687, together with the entire right, title and interest in and to said applications, the right to claim priority therefrom under the International Convention, and any and all Letters Patent which may be issued or be re-issued for said invention to the full end of the term for which each said Letters Patent may be granted.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the "SEC"). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

                              FINANCIAL STATEMENTS

Our fiscal year end is January 31, 2012. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm De Joya Griffith & Company, LLC.

                [LETTERHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Pingify International Inc.

We have audited the accompanying balance sheet of Pingify International, Inc. (A Development Stage Company) (the "Company") as of January 31, 2012 and the related statements of operations, stockholder's equity and cash flows for the period from inception (January 24, 2012) through January 31, 2012. Pingify International, Inc's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pingify International, Inc. (A Development Stage Company) as of January 31, 2012 and the related statements of operations, stockholder's equity and cash flows for the period from inception (January 24, 2012) through January 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
-------------------------------------------
Henderson, Nevada
February 10, 2012

                           Pingify International, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                    (Audited)

                                                                January 31, 2012
                                                                ----------------
                                ASSETS

Current assets
  Cash                                                              $ 25,076
                                                                    --------
      Total current assets                                            25,076
                                                                    --------

Total assets                                                        $ 25,076
                                                                    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                  $    715
                                                                    --------
      Total current liabilities                                          715
                                                                    --------
Stockholders' equity
  Common stock $0.001 par value;
    75,000,000 shares authorized,
    25,100,000 shares issued and outstanding                          25,100
  Accumulated deficit during the development stage                      (739)
                                                                    --------
      Total stockholders' equity                                      24,361
                                                                    --------

Total liabilities and stockholders' equity                          $ 25,076
                                                                    ========


   The accompanying notes are an integral part of these financial statements.

                           Pingify International, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                                    (Audited)

                                                               For the Period
                                                               From Inception
                                                           (January 24, 2012) to
                                                              January 31, 2012
                                                              ----------------
Expenses
  General and administrative                                    $        739
                                                                ------------
      Total expenses                                                     739
                                                                ------------

Net loss                                                        $       (739)
                                                                ============
Net loss per common share -
  basic                                                         $      (0.00)
                                                                ============
Weighted average common shares outstanding -
  basic                                                           25,100,000
                                                                ============


   The accompanying notes are an integral part of these financial statements.

                           Pingify International, Inc.
                          (A Development Stage Company)
                        Statement of Stockholder's Equity
                                    (Audited)

                                                                          Accumulated
                                                Common Stock            Deficit During           Total
                                         --------------------------       Development        Stockholder's
                                           Shares          Amount            Stage              Equity
                                         ----------      ----------        ----------         ----------
Balance, Inception (January 24, 2012)            --      $       --        $       --         $       --

Issuance of stock for cash
 at $0.001 per share                     25,100,000          25,100                --             25,100

Net loss                                         --              --              (739)              (739)
                                         ----------      ----------        ----------         ----------
Balance, January 31, 2012                25,100,000      $   25,100        $     (739)        $   24,361
                                         ==========      ==========        ==========         ==========


   The accompanying notes are an integral part of these financial statements.

                           Pingify International, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                                    (Audited)

                                                               For the Period
                                                               From Inception
                                                           (January 24, 2012) to
                                                              January 31, 2012
                                                              ----------------
Cash flows from operating activities:
  Net loss                                                        $   (739)
  Changes in operating assets and liabilities:
    Accounts payable                                                   715
                                                                  --------
      Net cash used by operating activities                            (24)
                                                                  --------
Cash flows from financing activities:
  Proceeds from issuance of common stock                            25,100
                                                                  --------
      Net cash provided by financing activities                     25,100
                                                                  --------

Net change in cash                                                  25,076

Cash, beginning of period                                               --
                                                                  --------

Cash, end of period                                               $ 25,076
                                                                  ========

Supplemental disclosure of cash flow information:
  Interest paid                                                   $     --
                                                                  ========

  Taxes paid                                                      $     --
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

                           Pingify International, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                January 31, 2012


1. DESCRIPTION OF BUSINESS

Pingify International, Inc. (the "Company") was incorporated under the laws of the state of Nevada on January 24, 2012.

The Company is a software technology start-up focused on the development of computer software solutions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Year-End - The Company has selected January 31 as its year end.

Development Stage Company - The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan and obtaining additional debt and/or equity related financing.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. As of January 31, 2012 no amounts were in excess of the federally insured program.

Revenue Recognition Policy - The Company will recognize revenue once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the product or services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured. The Company did not realize any revenues from Inception (January 24, 2012) through January 31, 2012.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable

                           Pingify International, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                January 31, 2012


income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Fair Value of Financial Instruments - FASB ASC 825, "Disclosure About Fair Value of Financial Instruments," requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. As of January 31, 2012 the carrying amounts and estimated fair values of the Company's financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on our earnings, capital requirements and financial condition, as well as other relevant factors. We do not intend to pay any cash dividends in the foreseeable future but intend to retain all earnings, if any, for use in our business.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The computation of basic and diluted loss per share for the periods presented is equivalent since the Company had continuing losses. The Company had no common stock equivalents as of January 31, 2012.

Risks and Uncertainties - The Company's operations and future are dependent in a large part on its ability to develop its business model in a competitive market. The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company's inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements - There are no recent accounting pronouncements that are expected to have an effect on the Company's unaudited financial statements.

3. GOING CONCERN

During the period from inception (January 24, 2012) to January 31, 2012, the Company had incurred a net loss of $739 and used net cash in the amount of $24 for operating activities. The Company is in the development stage of operations,

                           Pingify International, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                January 31, 2012


has not generated any revenues since inception and anticipates that it will continue to generate losses in the near future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock and ultimately to attain profitability.

Management's plan, in this regard, is to raise capital through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

4. STOCKHOLDERS' EQUITY

In January 2012, the Company sold 25,100,000 shares of its $0.001 par value common stock to its founder at $0.001 per share. The gross proceeds from the issuance were $25,100.

The Company is using the proceeds from the sale of its common stock to cover the expenses of the initial public offering and for general working capital purposes.

5. INCOME TAXES

At January 31, 2012, the Company had a federal operating loss carry forward of $739, which begins to expire in 2032. Significant components of the Company's deferred tax liabilities and assets as of January 31, 2012 are as follows:

                                                                January 31, 2012
                                                                ----------------
     Deferred tax asset:
       Net operating loss                                          $    739
       Income tax rate                                                   35%
                                                                   --------
                                                                        259
       Less valuation allowance                                        (259)
                                                                   --------
       Deferred tax asset                                          $     --
                                                                   ========

Through January 31, 2012, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.

                           Pingify International, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                January 31, 2012


6. COMMITMENTS AND CONTINGENCIES

In the normal course of business, companies are subject to proceedings, lawsuits and other claims. Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance. The Company is not aware of the existence of any such matters at January 31, 2012, and has not accrued for any such contingencies, accordingly.

7. SUBSEQUENT EVENTS

In February 2012, the founder of the Company assigned a 100% interest in and to the domains Pingify.com and Pingify.net and all related Ping Me! software code as well as his invention relating to REAL TIME ONLINE Searching, as fully described and claimed in the United States provisional application for a patent for such invention, filed on July 26, 2011, Serial No. 61/511,687, together with the entire right, title and interest in and to said applications, to the Company for zero consideration.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________ (90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

             SEC Fee                            $    14.33
             Legal and Professional Fees        $ 1,000.00
             Accounting and auditing            $ 6,000.00
             EDGAR Fees                         $ 1,500.00
             Transfer Agent fees                $ 1,000.00
             Misc and Bank Charges              $   485.67
                                                ----------
             TOTAL                              $10,000.00
                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 24, 2012 the Company issued a total of 25,100,000 shares of common stock to Mr. Gray for cash at $0.001 per share for a total of $25,100.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:


Exhibit
Number                             Description
------                             -----------

3.1        Articles of Incorporation (previously filed)
3.2        Bylaws (previously filed)
5.1        Opinion of Rosenfeld, Bauman & Forbes (previously filed)
10.1       Form of Subscription Agreement (previously filed)
10.2 Assignment Agreement between Jason Gray & Pingify International (previously filed)
10.3       Lead Purchase Agreement with Beyond.com (previously filed)
23.1       Consent of De Joya Griffith & Company, LLC for use of its report
23.3       Consent of Rosenfeld, Bauman & Forbes (See Exhibit 5)
99.1       Provisional Patent Application (previously filed)
99.2       Escrow Agreement (previously filed)


ITEM 17. UNDERTAKINGS.

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edmonton, AB on April 5, 2012.


                                     Pingify International Inc., Registrant


                                     By: /s/ Jason Gray
                                        ----------------------------------------
                                        Jason Gray, President, Secretary,
                                        Chief Executive Officer and Director


                                     By: /s/ Vlad Milutin
                                        ----------------------------------------
                                        Vlad Milutin, Treasurer, Chief Financial
                                        Officer and Principal Accounting Officer
                                        and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jason Gray                 Chief Executive Officer            April 5, 2012
-----------------------        -----------------------            -------------
Jason Gray                            Title                            Date


/s/ Vlad Milutin               Chief Financial Officer            April 5, 2012
-----------------------        -----------------------            -------------
Vlad Milutin                          Title                            Date


/s/ Vlad Milutin               Principal Accounting Officer       April 5, 2012
-----------------------        ----------------------------       -------------
Vlad Milutin                          Title                            Date


                                      II-4